EXHIBIT 24


                            Consent to Use of Opinion




                            1999 Broadway, Ste. 3235
             (303) 292-2992 (Telephone); (303) 292-2882 (Facsimile);
                          mspazstock@worldnet.att.net


December 3, 1999                                                    REGULAR MAIL


Board of Directors, Cassco Capital Corporation
Number One, Fenton Way Business Park, Fenton Way
Chatteris, Cambridgeshire
United Kingdom PE 16 6 US


Re: Consent to Reference in Form S-8 Registration Statement


Gentlemen:

As independent certified public accountants, we hereby consent to the incorporation by reference in the above Form S-8 Registration Statement of our report on the financial statements included in the Cassco Capital Development Corporation Annual Report on Form 10-KSB for the year ended December 31, 1998, and to all references to our firm included in said registration statement.


HALLIBURTON, HUNTER & ASSOCIATES, PC


/s/ Halliburton, Hunter & Associates, PC
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Littleton, Colorado